Exhibit 10.1

Amendment No. 8 to Services Agreement

July 10, 2017

This is the Amendment No. 8 to Services Agreement (this “Amendment”) between Sears Holdings Management Corporation (“SHMC”) and Sears Hometown and Outlet Stores, Inc. (“SHO”). This Amendment amends the Services Agreement between SHMC and SHO dated August 8, 2012, as amended (the “Services Agreement”). Capitalized terms used but not defined in this Amendment are defined in the Services Agreement. The effective date of this Amendment (“Effective Date”) will be July 2, 2017.

Terms and Conditions

For and in consideration of the undertakings and commitments in this Amendment the receipt and sufficiency of which SHMC and SHO acknowledge, and intending to be legally bound, SHMC and SHO agree as follows:

1.	Amendments. The following amendments to Appendix 1.01-C of the Services Agreement will take effect on the Effective Date.

A.	In Paragraph 7, “Domestic Transportation,” under “Transportation” in Table I to Attachment II, the first paragraph in the right-hand column (“Fees”) is deleted and replaced with:

Inbound Freight is charged as set forth in Section 1 (International Transportation: Ocean Carriers) above. Outbound Freight is charged consistent with Service Provider’s existing Cube Mile Allocation Model attached as Exhibit A.

B.	Paragraphs 1, 3, and 8 of “Billing Methodology” of Table I to Attachment II are amended and restated in their entirety as follows:

1.    Logistics Billing Methodology
•Variable handling expense billing

◦
Rates for the RRCs are by flow path and by product size (Small, Medium, Large and Extra Large). Each Div-Line is placed into a size group at the beginning of the year based on prior year’s average inbound carton cube for that Div-Line.

◦	Rates for the DDCs are by flow path and division.

◦	SHO will be billed based on disbursement volume out of the distribution centers.
•Fixed handling expense billing

◦	Fixed handling expense represents the portion of logistics costs (excluding storage costs) that does not vary with volume.

◦
Subject to the next sentence, fixed handling expense will be allocated to SHO based on SHO’s percentage of SHC total variable handling expense (determined by SHC in the ordinary course of business consistent with its past accounting practices) for the prior fiscal year and Service Provider and SHO will work together in Good Faith to minimize fixed handling expense. SHO’s fixed handling expense for the remainder of fiscal year 2017 determined in accordance with the preceding sentence will be billed monthly and will not exceed the amount of $938,589 per month .

•Storage billing

◦	Cost is based on usage of DC inventory space.

◦	SHO will be billed based on cubic feet of RRC inventory space and square feet of DDC inventory space.

◦	Cubic feet of RRC space is allocated to SHO based on SHO percentage of total line-level disbursements from the RRC.

Exhibit 10.1

◦	Square foot space of DDC usage is allocated to SHO based on SHO percentage of total division-level disbursements from the DDC

There are, as of the Effective Date, no charges for RDC services to SHO. SHO will be charged variable handling rates for RDC services for merchandise shipped directly from an RDC to a SHO store, if an RDC stocked item is requested.

Variable Handling Billing and Storage Billing are listed in Exhibit 2.

3.	Billing of Overhead Expenses

•
SHO will be billed 5.12% of the total SHC logistics overhead expenses (determined by SHC in the ordinary course of business consistent with its past accounting practices), which, for the remainder of fiscal year 2017 will be billed monthly and will not exceed the amount of $82,033 per month .

8.    Puerto Rico Warehousing - SHO will be billed 10.8% of total SHC Puerto Rico warehousing costs (determined by SHC in the ordinary course of business consistent with its past accounting practices) annually but in no event will SHO be billed more than $800,000 annually (which for the remainder of fiscal year 2017 will not exceed $15,384.62 per fiscal week).

C.	Paragraph 1 of “Billing Methodology” of Table II to Attachment II is amended and restated in its entirety as follows:

1.	Logistics Billing Methodology

•	Variable handling expense billing

◦
Rates for the RRCs are by flow path and by product size (Small, Medium, Large and Extra Large). Each Div-Line is placed into a size group at the beginning of the year based on prior year’s average inbound carton cube for that Div-Line.

◦	Rates for the DDCs are by flow path and division.

◦	SHO will be billed based on disbursement volume out of the distribution centers.

•	Fixed handling expense billing

◦	Fixed handling expense represents the portion of logistics costs (excluding storage costs) that does not vary with volume.

◦
Fixed handling expense will be allocated to SHO based on SHO’s percentage of SHC total variable handling expense (determined by SHC in the ordinary course of business consistent with its past accounting practices) for the prior fiscal year and SHO will work together in Good Faith to minimize fixed handling expense.

•	Storage billing

◦	Cost is based on usage of DC inventory space.

◦	SHO will be billed based on cubic feet of RRC inventory space and square feet of DDC inventory space.

◦	Cubic feet of RRC space is allocated to SHO based on SHO percentage of total line-level disbursements from the RRC.

◦	Square foot space of DDC usage is allocated to SHO based on SHO percentage of total division-level disbursements from the DDC.

D.	The table entitled “Fixed Handling Billing” of Exhibit 2 to Attachment II is deleted in its entirety.

E.	The table entitled “Logistics Overhead Billing Rate” of Exhibit 2 to Attachment II is deleted in its entirety.

F.	Exhibit A to this Amendment is added as Exhibit A to Attachment II.

Exhibit 10.1

2.
No Other Amendments, Etc. Except as expressly amended herein, the Services Agreement shall continue in full force and effect, in accordance with its terms, without any waiver, amendment or other modification of any provision thereof, including the parties’ choice of Illinois law (pursuant to Section 6.19(a) of the Services Agreement), which also applies to this Amendment.

Sears Holdings Management Corporation By: /s/ROBERT PHELAN Robert Phelan Senior Vice President	Sears Hometown and Outlet Stores, Inc. By: /s/WILL POWELL Will Powell Chief Executive Officer and President

Exhibit 10.1

Exhibit A

Service Provider’s Existing Cube Mile Allocation Model

Cube-Mile Allocation Model

2nd stopoff
Final destination
1st stopoff
(Cost per mile X Number of miles) + Stopoff Charges = total trip cost
Distribution center
Step One: Determine Trip Cost
Final destination
2nd stopoff
1st stopoff
x (cube x miles)
y (cube x miles)
z (cube x miles)
Cube x Point-to Point miles
Distribution Center
Step Two: Calculate Cube-Miles
Step Three: Calculate Cost per Cube-Mile
Total trip cost / X + Y + Z =
COST per CUBE-MILE

Sample Allocation and Results

500 Cube per Delivery
Final destination
2nd stopoff
50 miles
1st stopoff
50 miles
125 miles
150 miles
100 miles
Distribution Center
Assuming $1/mile,$75/ Stopoff Move, total cost =(200 Miles X $1) +(3 x $ 75 Or $425

Stop 1: 500 cube X 100 miles = 50,000 cube-miles

Stop 2: 500 cube X 125 miles = 62,500 cube-miles

Stop 1: 500 cube X 150 miles = 75,000 cube-miles

Total = **187,500 cube miles**

$425 / 187,500 = **$.00226 cost per cube=mile**

Stop 1: 50,000 cube miles X $.00226 = **$113.00** (bill to store)

Stop 2: 62,500 cube miles X $.00226 = **$141.25** (bill to store)

Stop 3: 75,000 cube miles X $.00226 = **$169.50** (bill to store)